                                   ----------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2) / /

                                   ----------

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                      13-5375195
(State of Incorporation                             (I.R.S. Employer
if not a U.S. national bank)                       Identification No.)

One State Street, New York, New York                      10004
(Address of principal executive offices)               (Zip code)

                        Barbara McCluskey, Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                           Acclaim Entertainment, Inc.
               (Exact name of obligor as specified in its charter)

         Delaware                                      38-2698904
(State or jurisdiction of                           (I.R.S. Employer
incorporation or organization)                     Identification No.)

One Acclaim Plaza
 Glen Cove, New York                                      11542

(Address of principal executive office)                 (Zip code)

                                   ----------

                         (Title of Indenture Securities)
                           Acclaim Entertainment, Inc.
                   10% Convertible Subordinated Notes Due 2002

                              --------------------

Item 1.           General information

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department
                           Two Rector Street
                           New York, New York

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           Federal Reserve Bank of New York Second District 33 Liberty Street
                           New York, New York

                  (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes

Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

Item 3.           Voting securities of the trustee.

                  Furnish the following information as to each class of voting securities of the trustee:

                                     As of March 25, 1997

                      Col. A                                      Col. B
                 Title of class                             Amount Outstanding

                                       Not Applicable

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Item 4.           Trusteeships under other indentures.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:


                  (a) Title of the securities outstanding under each such other indenture

                                 Not Applicable

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              As of March 25, 1997

    Col A                 Col. B            Col. C           Col. D
Name of Owner         Title of class     Amount owned  Percent of voting
                                         beneficially  securities represented by
                                                       amount given in Col. C

------------------    --------------    -------------  -------------------------

                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

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  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                              As of March 25, 1997

    Col A                 Col. B            Col. C           Col. D
Name of Owner         Title of class     Amount owned  Percent of voting
                                         beneficially  securities represented by
                                                       amount given in Col. C

------------------    --------------    -------------  -------------------------

                                 Not Applicable

         Item 8. Securities of the obligor owned or held by the trustee

              Furnish the following information as to securities of
          the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              As of March 25, 1997

     Col A                  Col. B                          Col. C                             Col. D
  Name of Owner         Title of class                 Amount owned                       Percent of voting
                                                       beneficially or held as            securities represented by
                                                       collateral security for            amount given in Col. C
                                                       obligations in default
----------------------  -----------------------------  ---------------------------------  ---------------------------


                                 Not Applicable

        Item 9. Securities of underwriters owned or held by the trustee.

        If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as

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          to each class of securities of such underwriter any of which are so owned or held by the trustee:


                              As of March 25, 1997

     Col A                  Col. B                          Col. C                             Col. D
  Name of Owner         Title of class                 Amount owned                       Percent of voting
                                                       beneficially or held as            securities represented by
                                                       collateral security for            amount given in Col. C
                                                       obligations in default
----------------------  -----------------------------  ---------------------------------  ---------------------------



                                 Not Applicable

 Item 10.Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              As of March 25, 1997

     Col A                  Col. B                          Col. C                             Col. D
  Name of Owner         Title of class                 Amount owned                       Percent of voting
                                                       beneficially or held as            securities represented by
                                                       collateral security for            amount given in Col. C
                                                       obligations in default
----------------------  -----------------------------  ---------------------------------  ---------------------------



                                 Not Applicable

  Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

 If the trustee owns beneficially or holds as collateral security security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                              As of March 25, 1997

            Col. A                            Col. B                Col. C
  Nature of Indebtedness              Amount Outstanding           Date Due

 -----------------------             --------------------          ----------

                                 Not Applicable

              Item 12.Indebtedness of the Obligor to the Trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of March 25, 1997

     Col A                  Col. B                          Col. C                             Col. D
  Name of Owner         Title of class                 Amount owned                       Percent of voting
                                                       beneficially or held as            securities represented by
                                                       collateral security for            amount given in Col. C
                                                       obligations in default
----------------------  -----------------------------  ---------------------------------  ---------------------------



                                 Not Applicable

                        Item 13. Defaults by the Obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

  (b)If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default
      under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

                   Item 14. Affiliations with the Underwriters

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

                            Item 15. Foreign Trustees.

 Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the
                                      Act.

                                 Not Applicable

                           Item 16. List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility.

  *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No.
                                   22-18460).

 *2. A copy of the Certificate of Authority of the Trustee to Commence Business
                         (Included in Exhibit I above).

*3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit
     4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

   *4. A copy of the existing By-Laws of the Trustee, as amended to date (See
 Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

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5. A copy of each Indenture referred to in Item 4, if the Obligor is in default.
                                Not Applicable.

 6. The consent of the United States institutional trustee required by Section
                               321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

 *The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

 Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    CONFORMED

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York,
                        on the 25th day of March, 1997.

                        IBJ SCHRODER BANK & TRUST COMPANY

                            By: /s/ Barbara McCluskey
                               ----------------------
                                  Barbara McCluskey
                                   Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Acclaim Entertainment, Inc. of its 10% Convertible Notes due 2002, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                        IBJ SCHRODER BANK & TRUST COMPANY

                            By: /s/ Barbara McCluskey
                             ----------------------
                                Barbara McCluskey
                                 Vice President

                              Dated: March 25, 1997

                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                         Report as of September 30, 1996

                                                                                                                     Dollar Amounts
                                                                                                                     in Thousands
                                                                                                                     -------------
                                     ASSETS

Cash and balance due from depository institutions:

    Noninterest-bearing balances and currency and coin   .......................................................... $       34,228
    Interest-bearing balances...................................................................................... $      229,175

Securities:    Held-to-maturity securities......................................................................... $      174,707
               Available-for-sale securities....................................................................... $       36,168

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in
IBFs:
    Federal Funds sold............................................................................................. $       15,062
    Securities purchased under agreements to resell................................................................ $          -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income..................................................... $     1,780,278
    LESS: Allowance for loan and lease losses.................................................... $        56,976
    LESS: Allocated transfer risk reserve........................................................ $           -0-
    Loans and leases, net of unearned income, allowance, and reserve............................................... $    1,723,302

Trading assets held in trading accounts............................................................................ $          622

Premises and fixed assets (including capitalized leases)........................................................... $        4,264

Other real estate owned............................................................................................ $          397

Investments in unconsolidated subsidiaries and associated companies................................................ $          -0-

Customers' liability to this bank on acceptances outstanding....................................................... $          105

Intangible assets.................................................................................................. $          -0-

Other assets....................................................................................................... $      153,290

TOTAL ASSETS....................................................................................................... $    2,371,320

                                   LIABILITIES

Deposits:

    In domestic offices............................................................................................ $      671,747
        Noninterest-bearing ..................................................................... $       224,231
        Interest-bearing......................................................................... $       447,516

    In foreign offices, Edge and Agreement subsidiaries, and IBFs.................................................. $      856,540
        Noninterest-bearing...................................................................... $        17,313
        Interest-bearing......................................................................... $       839,227

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:
    Federal Funds purchased........................................................................................ $      430,500
    Securities sold under agreements to repurchase................................................................. $          -0-

Demand notes issued to the U.S. Treasury........................................................................... $      50,000

Trading Liabilities................................................................................................ $          539

Other borrowed money:
    a) With a remaining maturity of one year or less............................................................... $       61,090
    b) With a remaining maturity of more than one year............................................................. $        7,647

Mortgage indebtedness and obligations under capitalized leases..................................................... $          -0-

Bank's liability on acceptances executed and outstanding........................................................... $          105

Subordinated notes and debentures.................................................................................. $          -0-

Other liabilities.................................................................................................. $       77,289


TOTAL LIABILITIES.................................................................................................. $    2,155,457

Limited-life preferred stock and related surplus................................................................... $          -0-

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...................................................................... $          -0-

Common stock....................................................................................................... $       29,649

Surplus (exclude all surplus related to preferred stock)........................................................... $      217,008

Undivided profits and capital reserves............................................................................. $      (30,795)

Net unrealized gains (losses) on available-for-sale securities..................................................... $            1

Cumulative foreign currency translation adjustments................................................................ $          -0-



TOTAL EQUITY CAPITAL............................................................................................... $      215,863

TOTAL LIABILITIES AND EQUITY CAPITAL............................................................................... $    2,371,320